UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K
                       CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange
                         Act of 1934

Date of Report (Date of earliest event reported) Jan 31, 2001

                  Certified Services, Inc.
     (Exact name of Registrant as specified in charter)

             Nevada                   0-31527           88-0444079
(State or other jurisdiction of   (Commission File   (I.R.S. Employer
         incorporation)               Number)        Identification)

     4850 W. Flamingo Rd, Suite 23 Las Vegas,NV             89103
      (Address of principal executive offices)           (Zip Code)

 Registrant's telephone number, including area code: (702) 768-7985

Item 1. Changes in Control of Registrant.

Uniloc, Inc., a privately owned California corporation ("Uniloc"), proposes to consummate a multi-faceted business combination with Certified Services, Inc. (the "Issuer" or "CSRV") with a class of securities registered pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). Effective May 30, 2001 Uniloc and CSRV executed a Letter of Intent proposing a busness combination between the parties. The following material terms and conditions are proposed to be reflected in a Definitive Agreement to be drafted by counsel for the Issuer and duly executed, subject to a resolution adopted by the Board of Directors and ratified by the Shareholders of the Issuer.

On the closing date of the business combination or merger (the "Closing"), the present officers of the Issuer, or an entity controlled by them or under their common control ("the "Officers"), will acquire all of the assets of CSRV solely in exchange for the assumption by the Officers of any or all of the liabilities of CSRV (the "Divestiture"). As a result of the Divestiture, and at the Closing, CSRV will have no assets and no liabilities. The Officers shall retain all rights, title and interest to the name and intellectual property of the named or assumed names of CSRV but covenant and agree to license said intellectual property to Uniloc until Uniloc has filed a Plan of Merger with the appropriate Secretary of State and completes a business combination with CSRV in which Uniloc shall be treated as the surviving entity and the name of such surviving entity shall be changed to Uniloc.

At the Closing, Uniloc and/or its designee(s) will purchase an aggregate of 1,800,000 issued and outstanding CSRV Shares (the "Purchased Shares") representing approximately 52.6% of the issued and outstanding CSRV stock from the selling group ("the Sellers"). In consideration for the Purchased Shares, Uniloc shall pay to the Sellers the sum of $ 310,000 (the "Purchase Price"), which the Sellers shall acknowledge as fair, just and reasonable compensation for the Purchased Shares. The full purchase cash price for all Purchased Shares shall be paid at the Closing. The Purchased Shares shall be restricted securities as that term is defined in Paragraph (a)(3) of Rule 144, under the Securities Act of 1933, as amended (the "Securities Act"). The Purchased Shares will be adjusted in accordance with Section 2 reflecting a reverse split of CSRV shares of common stock on a 1 for 5 basis.

On the terms and subject to the conditions to be set forth in the Definitive Agreement, and subject to the Issuer's Shareholders ratification of the definitive Agreement, the parties to the transaction shall undertake a reverse split of all issued and outstanding shares of its common stock on a 1for5 basis. CSRV shall thereafter acquire all issued and outstanding shares of Uniloc,
$.01 par value per share (the "Uniloc Shares"), in exchange for an aggregate of 13,818,816 newly issued CSRV Shares (the "New CSRV Shares"). The New CSRV Shares together with the Purchased Shares, shall aggregately represent approximately a 96.51% equity interest in CSRV. The New CSRV Shares will be issued to Uniloc's shareholders on a prorata basis,at which time Uniloc will become a wholly owned subsidiary of CSRV. The New CSRV Shares shall be restricted securities under the Securities Act. Uniloc will issue to the Sellers 75,000 shares of the post-transaction combined entity (Uniloc/CSRV) common stock. Uniloc will likewise issue to the CSRV Shareholders 100,000 shares of the post-transaction
combined entity (Uniloc/CSRV) common stock on a pro rata basis.   CSRV
Shareholders shall agree that 50% of their shares of Common Stock which are eligible for trading shall immediately be free-trading and the remaining 50% shall be subject to a lock-up agreement for a period of five months after the closing. Accordingly, an aggregate of 14,318,045 CSRV Shares shall then be issued and outstanding.

As a result of the foregoing, and the matters ratified and approved by a 50.1% majority of the stockholders of CSRV at a Special Meeting of Shareholders the post reverse split, post Closing capitalization of the CSRV Shares is anticipated to be as follows:

Authorized:                    25,000,000 shares

Owned by Uniloc shareholders:  13,818,816 shares or -   96.51%
Owned by CSRV shareholders:    424,229 shares or    -    3.08%
Owned by the Sellers:          75,000 shares or     -    0.52%
Total Issued and Outstanding:  14,318,045 shares or -  100.00%

The Merger is subject to and conditioned upon the negotiation, execution and delivery of the definitive reorganization agreement (the "Definitive Agreement") between Uniloc, the shareholders of Uniloc ("Uniloc Shareholders"), CSRV, and the shareholders of CSRV (the "CSRV Shareholders") The Definitive Agreement shall contain the basic terms and conditions set forth herein together with such other representations, warranties, covenants, terms, indemnities, and conditions as would be usual and customary for a transaction of this nature and which are mutually agreeable to the parties, including, without limitation, the making of all necessary filings and the obtaining of all necessary approvals or consents from third parties required to consummate the proposed Merger.

The execution and delivery of the Definitive Agreement by Uniloc shall be subject to the approval of Uniloc's Board of Directors and a majority of the Uniloc Shareholders. The execution and delivery of the Definitive Agreement by CSRV shall be subject to the approval of CSRV's Board of Directors, and a majority of the CSRV Shareholders. Unless Uniloc has been otherwise advised in writing by CSRV's counsel, the implementation of the Divestiture shall be subject to the approval of CSRV's Board of Directors, and a 50.1% majority of the CSRV Shareholders. In addition, the parties' obligations to proceed with Closing of the Definitive Agreement shall be subject to review authorization by the appropriate state and federal regulatory bodies.

Prior to the Closing Date, CSRV shall convene a Special Meeting of its stockholders for the purposes of ratifying and approving of the Divestiture and business combination with Uniloc and the matters attendant thereupon (the "Special Meeting"). In connection with the Special Meeting, CSRV shall: (i) cause a preliminary proxy statement to be prepared and filed with the Securities and Exchange Commission (the "SEC"); (ii) respond to and comply with any and all comments received from the SEC; and (iii) implement such stockholder mailing(s) as shall have been required by Section 14 of the Exchange Act. The Special Meeting proxy statement shall include, inter alia: (i) ratification and approval of the Merger; (ii) ratification and approval of a reverse split of all issued and outstanding CSRV Shares on such terms and conditions as Uniloc's Board of Directors shall determine on up to a one for five basis; (iii) authorize an amendment to CSRV's Certificate of Incorporation changing CSRV's name to Uniloc, Inc. or such other name as Uniloc's Board of Directors shall elect, changing the authorized capital to 100,000,000 shares of Common Stock and creating a class of preferred stock on such terms and conditions as Uniloc's Board of Directors shall determine; (iii) authorizing the creation of an incentive and non-incentive stock option plan on such terms and conditions as Uniloc's Board of Directors shall determine; and (iv) ratification and approval of an agreement that 50% of the shares of Common Stock the CSRV Shareholders which are eligible for trading shall be subject to a lock-up agreement for a period of five months after the Closing.

On the Closing Date, CSRV shall tender to Uniloc the resignation of each of the officers and directors of CSRV effective seriatim on that date, with such vacancies filled by the nominees of Uniloc.



Date:6/7/01
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Signatures:

/s/Martin G. Bothmann
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   Martin G. Bothmann,
   Secretary, Treasurer and Director